                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2)

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          FOOTHILL INDEPENDENT BANCORP
- --------------------------------------------------------------------------------

                (Name of Registrant as Specified In Its Charter)

                                       N/A
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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

                      [FOOTHILL INDEPENDENT BANCORP LOGO]

                          FOOTHILL INDEPENDENT BANCORP

                                 April 3, 2001

Dear Stockholder:

     The Board of Directors joins me in extending to you a cordial invitation to attend the Annual Meeting of Stockholders of Foothill Independent Bancorp (the "Company") which will be held on Tuesday, May 8, 2001, at 4:30 P.M., at THE GLENDORA COUNTRY CLUB, 310 S. AMELIA AVENUE, Glendora, California.

     The attached Notice of Annual Meeting and Proxy Statement describes in detail the matters to be acted on at the meeting. We also will discuss the operations of the Company and its wholly-owned subsidiary, Foothill Independent Bank. Your participation in Company activities is important, and we hope you will attend.

     Whether or not you plan to attend the meeting, please be sure to complete, sign, date and return the enclosed proxy card in the accompanying postage-paid reply envelope, or vote by telephone or the Internet, so that your shares may be voted in accordance with your wishes. Returning the enclosed proxy will not prevent you from voting in person if you choose to attend the Annual Meeting.

                                          Sincerely,

                                          George E. Langley
                                          President and Chief Executive Officer

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
 510 South Grand Ave.  [ ]  Glendora, California 91741  [ ]  (626) 963-8551  [
                               ]  (909) 599-9351

                          FOOTHILL INDEPENDENT BANCORP
                             510 SOUTH GRAND AVENUE
                           GLENDORA, CALIFORNIA 91741
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 8, 2001

NOTICE TO THE STOCKHOLDERS OF FOOTHILL INDEPENDENT BANCORP:

     The 2001 Annual Meeting of Stockholders of Foothill Independent Bancorp (the "Company") will be held at THE GLENDORA COUNTRY CLUB, 310 S. AMELIA AVENUE, Glendora, California, on Tuesday, May 8, 2001, at 4:30 P.M., for the following purposes:

          1. To elect Richard Galich, William V. Landecena, and O. L. Mestad as the Class III Directors of the Company for a term of three years ending at the Annual Meeting of Stockholders to be held in 2004; and

          2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

          Director Nominations. The Company's Bylaws provide that any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an Annual Meeting of Stockholders, but only if written notice of the stockholder's intent to make the nomination(s) has been received by the Secretary of the Company not less than sixty (60) nor more than ninety (90) days prior to (i) the first anniversary of the preceding year's annual meeting of stockholders or
     (ii) such other date on which the Annual Meeting of Stockholders is to be held provided that a public announcement of that other date is given to the stockholders in advance.

          Any such notice must include the following information: (i) the name and address of the nominating stockholder and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote and intends to appear in person or by proxy at the Annual Meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the nominating stockholder or any person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such stockholder (an "Affiliate" of the nominating stockholder) or any nominee and any other person or persons (naming such person or persons) relating to the nomination or nominations proposed by that stockholder; (iv) the class, series and number of the Company's shares that are owned by the nominating stockholder and those owned by his or her proposed nominees and by any other stockholders known by the nominating stockholder to be supporting such nominees as of the date of such stockholder's notice; (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the written consent of each nominee to serve as a director of the Company if so elected. Any stockholder who desires to nominate one or more persons for election as directors at an Annual Stockholders Meeting is also required to comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

          The Bylaws further provide that the Chairman of the Annual Meeting may disregard any nominations made other than in compliance with the above requirements.

          The 2002 Annual Meeting of Stockholders is scheduled to be held on May 14, 2002. Accordingly, stockholders desiring to nominate candidates for election at that Meeting will be required to provide the Company with the notice and information required by the above procedures by no later than March 15, 2002 and no earlier than February 13, 2002.

     Only stockholders of record at the close of business on March 23, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

                                          By order of the Board of Directors

                                          George E. Langley
                                          President and Chief Executive Officer
April 3, 2001

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU SHOULD COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY. Returning the enclosed proxy will not prevent you from voting in person if you choose to attend the Annual Meeting.

                          FOOTHILL INDEPENDENT BANCORP
                             510 SOUTH GRAND AVENUE
                           GLENDORA, CALIFORNIA 91741
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 2001
                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is furnished to you in connection with the solicitation of proxies by the Board of Directors of Foothill Independent Bancorp, a Delaware corporation (the "Company"), for use at the 2001 Annual Meeting of Stockholders to be held on Tuesday, May 8, 2001, at 4:30 P.M., at The Glendora Country Club, 310 S. Amelia Avenue, Glendora, California, and at any adjournment or postponement thereof (the "Annual Meeting"). This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about April 3, 2001.

     Any stockholder who executes a proxy retains the right to revoke it at any time before it is voted. You may revoke or supersede your proxy by signing a proxy with a later date, or by giving written notice of revocation to the Secretary of the Company, 510 South Grand Avenue, Glendora, California 91741, prior to or at the Annual Meeting, or by attending the Annual Meeting and voting in person. A proxy, when executed and not revoked, will be voted in accordance with the instructions given in the proxy. If you do not specify a choice in the proxy, the proxy will be voted "FOR" the nominees for election of directors named in this Proxy Statement.

                               VOTING SECURITIES

     The shares of common stock constitute the only class of outstanding voting securities of the Company. Only the stockholders of the Company of record as of the close of business on March 23, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. As of March 23, 2001, there were 5,218,090 shares of common stock outstanding and entitled to vote. A majority of the outstanding shares will constitute a quorum at the Annual Meeting. Stockholders who withhold authority to vote on the election of directors or abstain on any proposal, and broker non-votes, will be counted in determining the presence of a quorum. However, under Delaware law the three candidates that receive the highest number of votes will be elected and, as a result, shares as to which the authority to vote has been withheld and broker non-votes will have no effect on the outcome of the election of directors. You are entitled to one vote for each share held as of the Record Date; and in the election of directors there is no cumulative voting. As a result each stockholder will be entitled, for each share of common stock that he or she owns, to cast one vote for a single nominee for each of the positions on the Board of Directors standing for election.

                                  SOLICITATION

     We will pay the costs of soliciting proxies from our stockholders, and plan on soliciting proxies by mail. In order to ensure adequate representation at the Annual Meeting, directors, officers and employees (who will not receive any additional compensation) of the Company or its wholly-owned subsidiary, Foothill Independent Bank (the "Bank"), may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person, to request that proxies be furnished. We will reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the Company's shares.

                             PRINCIPAL STOCKHOLDERS

     Set forth below is certain information as of March 23, 2001 regarding the number of shares of the Company's common stock owned by (i) each person who we know owns more than 5% of the outstanding shares of common stock of the Company,
(ii) each director and nominee for director, (iii) each of the current executive officers of the Company who are named in the Summary Compensation Table, and
(iv) all of the current directors and executive officers as a group.

                                                 AMOUNT AND NATURE OF
                     NAME                        BENEFICIAL OWNERSHIP        PERCENT OF CLASS
                     ----                        --------------------        ----------------
William V. Landecena...........................         369,673(1)(2)(3)            7.0%
O. L. Mestad...................................         279,403(2)(3)               5.2%
George E. Langley..............................         231,166(2)(3)               4.3%
Richard Galich.................................         141,102(2)(3)               2.7%
Donna Miltenberger.............................         131,421(2)(3)               2.5%
Max Williams...................................          84,764(2)(3)               1.6%
George Sellers.................................          38,481(2)(3)                 *
All Directors and Executive Officers of the
  Company as a group (8 in number).............       1,311,790(4)                 23.0%

- ---------------
(1) Includes shares held in several trusts established by Mr. Landecena of which he is a trustee.

(2) Includes shares of common stock subject to outstanding stock options exercisable during the 60-day period ending May 22, 2001, as follows: Mr. Landecena -- 83,488 shares; Dr. Mestad -- 86,703 shares; Mr.
    Langley -- 113,272; Dr. Galich -- 19,000 shares; Ms. Miltenberger -- 74,405; Mr. Williams -- 66,071 shares; and Mr. Sellers -- 19,000 shares.

(3) Each of the directors and officers named in the table is a partner in a partnership that owns, of record, 100,000 shares of the Company's common stock. Included in the beneficial ownership total of each of those directors and officers is 11,111 shares, which is the number of such shares that each of them owns beneficially. Each of those directors and officers, individually, disclaims beneficial ownership of the other shares held by the partnership. The remainder of the shares owned of record by the partnership are beneficially owned by other individuals.

(4) Includes an aggregate of 479,543 shares of common stock subject to outstanding stock options exercisable during the 60-day period ending May 22, 2001 and a total of 83,333 of the 100,000 shares held by the partnership referenced in footnote (3) above.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     At the Annual Meeting, stockholders will vote on the election of Richard Galich, William V. Landecena, and O. L. Mestad as the Class III Directors of the Company to serve for a term of three years ending at the Annual Meeting of Stockholders to be held in 2004 and until their successors are elected and qualified.

     The Board of Directors has instructed the named holders of the proxies received in response to this solicitation to vote the shares represented by those proxies FOR the election of the three Class III Nominees named above, unless a contrary instruction is given in the proxy. All of the nominees and directors named below are incumbent directors of the Company. All of the nominees were previously elected to the Board of Directors by the stockholders, except Richard Galich who was appointed by the Board of Directors in 1998 to fill a vacancy on the Board. Each of the nominees named below also serves as a director of the Bank.

     Under Delaware law, the three nominees receiving the highest number of votes will be elected as directors at the Annual Meeting. As a result, proxies voted to "Withhold Authority," which will be counted, and broker non-votes, which will not be counted, will have no practical effect.

     If any nominee becomes unavailable to serve on the Board of Directors of the Company for any reason before the election, then the enclosed proxy will be voted for the election of such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unavailable to serve.

     The names and certain information concerning the three nominees and the current directors are set forth below. YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE CLASS III NOMINEES NAMED BELOW.

                                        DIRECTOR
       NAME AND POSITION         AGE    SINCE(1)    PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
       -----------------         ---    --------    ---------------------------------------------
CLASS III DIRECTOR-NOMINEES
Richard Galich                   61       1998      Dr. Galich is a doctor of
  Director of the Company and                       Otolaryngology -- Head and Neck Surgery with
  the Bank                                          a Bachelors degree from Indiana University
                                                    and Doctor of Medicine from Loyola
                                                    University/Chicago, Illinois. Since 1972, Dr.
                                                    Galich has been in private practice in the
                                                    east San Gabriel Valley in Southern
                                                    California. Dr. Galich served as Chairman of
                                                    the Board at San Dimas Community Hospital and
                                                    Chief of Medical Staff for Foothill
                                                    Presbyterian Hospital. He is a Fellow,
                                                    American College of Surgeons and American
                                                    Academy of Otolaryngology -- Head and Neck
                                                    Surgery.

William V. Landecena             76       1973      Mr. Landecena has been a director of the
  Chairman of the Board of                          Company and the Bank since their inception.
  Directors and a Director of                       Prior to 1981, Mr. Landecena owned and
  the Company and the Bank                          operated Arrow Meat Company located in
                                                    Upland, California. Since 1981, Mr. Landecena
                                                    has been a private investor and manager,
                                                    primarily in the Inland Empire area. Mr.
                                                    Landecena is active in the Upland YMCA where
                                                    he serves on the Board and is Chairman of the
                                                    building committee. He is a charter member
                                                    (1965) of the Upland Foothill Kiwanis and has
                                                    been a volunteer SCORE (Service Corp of
                                                    Retired Executives) Counselor for the U. S.
                                                    Small Business Administration for 8 years.

O. L. Mestad                     78       1973      Dr. Mestad has been a director of the Company
  Director of the Company and                       and the Bank since their inception and served
  the Bank                                          as Chairman of the Board of the Bank for
                                                    eight of those years. Dr. Mestad was engaged
                                                    in the private practice of dentistry for 30
                                                    years, retiring in 1983. During that time,
                                                    Dr. Mestad served on numerous community and
                                                    professional boards. Currently, Dr. Mestad is
                                                    Chairman of the Board of Foothill
                                                    Presbyterian Hospital, a member of the board
                                                    of directors of Citrus Valley Health
                                                    Partners, and a trustee of the Governance
                                                    Forum of the California Hospital Association.

                                        DIRECTOR
       NAME AND POSITION         AGE    SINCE(1)    PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
       -----------------         ---    --------    ---------------------------------------------
DIRECTORS CONTINUING IN OFFICE
CLASS I DIRECTORS
George E. Langley                60       1980      Mr. Langley has served as President and Chief
  President, Chief Executive                        Executive Officer of the Company and the Bank
  Officer and a Director of the                     since 1992. From 1976 when he joined the Bank
  Company and Bank                                  until 1992, Mr. Langley served as an
                                                    Executive Vice President, Chief Financial
                                                    Officer and Secretary of the Company and the
                                                    Bank. Mr. Langley has served on numerous
                                                    community and professional boards throughout
                                                    his career and currently serves on the Boards
                                                    of the Glendora Public Library Friends
                                                    Foundation and Casa Colina, Inc.

Max Williams                     57       1995      Mr. Williams is a licensed architect with a
  Director of the Company and                       Bachelor's degree in Architecture and a
  the Bank                                          Master's degree in Urban and Regional
                                                    Planning. He is, and since 1982 has been, the
                                                    owner and president of his own architectural
                                                    firm. Prior to 1982, Mr. Williams was
                                                    employed as an architect by independent real
                                                    estate development and architectural firms,
                                                    including Lewis Development, William L
                                                    Pereira Architects and Gruen Associates. Mr.
                                                    Williams also is a member and a past
                                                    president of the Inland California Chapter,
                                                    of the American Institute of Architects.
CLASS II DIRECTORS
Donna Miltenberger               45       1998      Ms. Miltenberger has served as Executive Vice
  Executive Vice President,                         President and Chief Operating Officer of the
  Chief Operating Officer and                       Company and the Bank since 1997. From 1992 to
  Director of the Company and                       1997, Ms. Miltenberger served in various
  the Bank                                          executive capacities, including Executive
                                                    Vice President and Chief Administrative
                                                    Officer, with the Company and the Bank. Prior
                                                    to joining Foothill, Ms. Miltenberger served
                                                    as Executive Vice President for CVB Bancorp
                                                    and Chino Valley Bank. During Ms.
                                                    Miltenberger's 28-year career, she has served
                                                    on boards of various community and
                                                    professional organizations and is currently a
                                                    board member of Ronald McDonald House.

George Sellers                   61       1998      Mr. Sellers is an accountant and enrolled
  Director of the Company and                       agent licensed to practice before the
  the Bank                                          Internal Revenue Service. Mr. Sellers has
                                                    owned Merchants Bookkeeping since 1974 which
                                                    provides various accounting and tax services
                                                    to local businesses, non-profit
                                                    organizations, and individuals located
                                                    primarily in the greater San Gabriel Valley
                                                    and the Inland Empire. Mr. Sellers has served
                                                    on several community boards during the past
                                                    30 years, including the American Youth Soccer
                                                    Organization, and currently is a member in
                                                    the West End Service Club and Upland Foothill
                                                    Kiwanis.

- ---------------
(1) All dates are the dates when the named individuals first became directors of the Bank, the Company's predecessor and wholly owned subsidiary.

(2) There are no family relationships among any of the directors or executive officers of the Company.

MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company held 17 meetings during the year ended December 31, 2000. Each incumbent Director attended at least 75% of the aggregate of the number of meetings of the Board and the number of meetings held by all committees of the Board on which he or she served.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based upon information made available to the Company, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors, officers and any persons holding 10 percent or more of the Company's common stock were satisfied with respect to the Company's fiscal year ended December 31, 2000.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company has a standing Audit Committee. The Board of Directors of the Bank, rather than that of the Company, has established a standing Compensation Committee, because the Company's executive officers are also the Bank's executive officers and they devote substantially all of their time managing the operations of the Bank which, as a result, also pays their compensation.

     The Audit Committee is comprised of five directors selected by the Board of Directors. The members of the Audit Committee are Richard Galich, William V. Landecena, O. L. Mestad, George Sellers, who are directors of the Company, and Douglas Tessitor, who is a director of the Bank. None of the members of the Audit Committee are or have been officers or employees of the Company or the Bank and in all other respects meet the qualifications prescribed by the rules of NASDAQ for members of audit committees. The Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A, which contains a description of its responsibilities. The Audit Committee held four meetings during the year ended December 31, 2000.

     The Compensation Committee is comprised of five directors selected by the Board of Directors of the Bank. The members of the Committee are Richard Galich, William V. Landecena, George E. Langley, O. L. Mestad, and George Sellers. The Compensation Committee makes determinations with respect to compensation to be paid to the officers and other key employees of the Bank and is responsible for establishing compensation and fringe benefit programs for the employees of the Bank. Mr. Langley does not participate in the Committee's deliberations or decisions with respect to his compensation. The Compensation Committee held five meetings during the year ended December 31, 2000.

     The Company does not have a nominating committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Boards of Directors of the Company and the Bank.

     Any stockholder who desires the Board of Directors to consider any person for nomination as a candidate for election to the Board of Directors at the 2002 Annual Meeting may send a written notice to the Secretary of the Company by no later than March 15, 2002, at the Company's principal executive offices, that identifies the proposed nominee or nominees and contains the same information as is set forth in the description of the Nomination Procedures contained in the Notice of Annual Meeting of Stockholders that accompanies this Proxy Statement. The Notice of Annual Meeting of Stockholders also contains a description of the procedures by which stockholders may make nominations at an Annual Meeting of Stockholders, which includes the giving of prior written notice to the Company of an intention to do so, together with information called for by those procedures.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth compensation received in each of the fiscal years in the three year period ended December 31, 2000, by the Company's Chief Executive Officer, and the other executive officers whose aggregate cash compensation for services rendered to the Company in all capacities in 2000 exceeded $100,000 (collectively, the "Named Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                             COMPENSATION
                                                                                AWARDS
                                                 ANNUAL COMPENSATION         -------------
                                           -------------------------------   STOCK OPTIONS    ALL OTHER
       NAME AND PRINCIPAL POSITION         YEAR   SALARY($)    BONUS($)(1)     (SHARES)      COMPENSATION
       ---------------------------         ----   ---------    -----------   -------------   ------------
George E. Langley........................  2000   $295,300(2)   $ 78,342        20,000         $32,581(3)
  President and Chief Executive Officer    1999    269,939(2)    135,785            25          29,017(3)
  of the Company and the Bank              1998    269,695(2)    124,242             0          26,688(3)
Donna Miltenberger.......................  2000    199,302(4)     48,185             0           8,175(5)
  Executive Vice President and Chief       1999    191,114(4)     86,160        10,025           5,966(5)
  Operating Officer of the Company         1998    166,012        79,328        10,000           4,300(5)
  and the Bank
Tom Kramer(6)............................  2000    168,663        17,456             0          25,256(7)
  Executive Vice President,                1999    167,101        28,771            25          20,301(7)
  Chief Credit Officer and Secretary of    1998    158,303        76,404             0          17,061(7)
  the
  Company and the Bank

- ---------------
(1) Bonus were paid pursuant to annual incentive compensation programs established during each of the years presented for all employees of the Bank, including the Bank's executive officers. Under this program, performance goals, relating to such matters as deposit and loan growth, improvements in loan quality and profitability were established each year. Incentive compensation, in the form of cash bonuses, was awarded based on the extent to which the Bank achieved or exceeded the performance goals.

(2) Includes directors' fees paid to Mr. Langley by the Company and the Bank in each year presented.

(3) Includes above-market earnings of $23,789, $20,749 and $18,508 accrued in 2000, 1999, and 1998, respectively, on compensation deferred in the years 1985 through 1988 under a deferred compensation plan in effect during that period designed to provide retirement benefits for officers and other key management employees (the "1985 Deferred Compensation Plan") and employer contributions to the Company's 401(k) Plan (the "401k Plan") of $8,792 in 2000, $8,268 in 1999 and $8,180 in 1998.

(4) Includes director's fees paid to Ms. Miltenberger by the Company and the Bank in 2000 and 1999 and in the last three months of 1998.

(5) Includes employer contributions to Ms. Miltenberger's account in the 401k Plan of $8,175 in 2000, $5,966 in 1999 and $4,300 in 1998.

(6) Mr. Kramer ceased being an executive officer of the Company and the Bank effective as of January 31, 2001, but remains employed by the Bank to perform special loan projects.

(7) Includes above-market earnings of $16,753, $14,555 and $12,920 accrued in 2000, 1999 and 1998, respectively, on compensation deferred in 1985 through 1988 by Mr. Kramer under the 1985 Deferred Compensation Plan and employer contributions to the 401k Plan of $8,503 in 2000, $5,746 in 1999 and $4,141 in 1998.

STOCK OPTIONS

     Option Grants in 2000. George Langley was granted an option to purchase a total of 20,000 shares of common stock in fiscal 2000, which represented approximately 31% of the of the total number of shares subject to option grants to all employees of the Company as a group in 2000. No other of the Named Officers was granted options in fiscal 2000. The exercise price of the options granted to Mr. Langley was $10.125 per share, which was the closing price of the Company's shares on the date of grant. The potential realizable value of those options, assuming compounded rates of growth of the Company's stock price of 5% and 10% per year over the ten year term of the options, would be $180,290 and $407,029, respectively. However, use of those growth rates is arbitrary and there is no assurance that the values that may be realized by Mr. Langley on exercise of those options will be at or near those amounts.

     FISCAL YEAR-END OPTION VALUES. None of the Named Officers exercised any options in 2000. The following table provides information with respect to the value of unexercised "in-the-money" options held by the Named Officers as of December 31, 2000.

                                                 NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                 OPTIONS AT FY-END(#)            OPTIONS AT FY-END($)
                                             ----------------------------    ----------------------------
                   NAME                      EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                   ----                      -----------    -------------    -----------    -------------
George E. Langley..........................    103,396         10,124         $487,115         $16,452
Donna Miltenberger.........................     66,789          7,616          211,028               0
Tom Kramer.................................     58,976              0          311,362               0

- ---------------
(1) The average of the high and low prices of the Company's common stock on December 31, 2000 on the NASDAQ National Market System was $11.75.

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS

     Mr. Langley is employed as the Bank's President and Chief Executive Officer pursuant to an employment agreement which became effective October 1, 2000 and expires September 30, 2003. Under that agreement, Mr. Langley receives a base annual salary of $270,000 and is entitled to participate in any bonus or incentive compensation programs and other employee benefit plans generally made available to executives and key employees of the Bank. The Bank also has agreed to furnish Mr. Langley with the use of an automobile and to provide him with certain supplemental insurance benefits. Under the employment agreement, the Bank may terminate Mr. Langley's employment at any time prior to its expiration without cause. In that event, Mr. Langley's salary, bonuses and other benefits would be continued for a period of three years measured from the September 30 immediately following such termination. In the event of Mr. Langley's death while employed as the Bank's President and Chief Executive Officer, salary and bonuses would cease, but the Bank would be obligated to continue the dependent health and dental insurance coverage for Mr. Langley's wife for a period of three years thereafter. If Mr. Langley's employment is terminated for cause, by reason of resignation or his disability, and Mr. Langley, during the period ending on the later of September 30, 2003 or the first anniversary of the effective date of such termination, refrains from accepting employment from, and from providing consulting or advisory services to, any competing banking or depository institution, then for such period all life, medical, dental and disability insurance programs in which Mr. Langley was participating at that time will be continued for that period.

     Mr. Langley also has a severance compensation agreement with the Bank. That agreement provides that if there is a change in ownership of the Company or the Bank, whether by acquisition of shares, merger or sale of assets, and following such change in control, Mr. Langley's employment is terminated without cause, or if Mr. Langley terminates his employment due to a reduction in his compensation or the scope of his authority or duties, Mr. Langley shall receive a payment equal to the sum of (i) an amount equal to three times the highest base salary paid to Mr. Langley during the twelve month period prior to such termination,
(ii) an amount equal to the bonuses that would have been paid to Mr. Langley under any applicable incentive compensation plans, assuming all performance goals established under such plans had been met and (iii) an amount equal to the difference between the exercise price and the fair market value of all shares subject to vested and unvested stock options held by Mr. Langley. In addition, upon such termination following a change in control of the Bank or the Company, Mr. Langley's benefits would be continued for a period of three years from the date of termination.

     The Bank has a severance compensation agreement with Ms. Miltenberger that is substantially similar to the Langley severance compensation agreement.

DIRECTORS' FEES

     During fiscal 2000 the Bank paid the Chairman of the Board of Directors $2,145 per month and each other director, including Mr. Langley and Ms. Miltenberger, $1,705 per month in directors' fees for services and attendance at Board and committee meetings, and each director received $540 per month as reimbursement for health insurance premiums.

DEFERRED COMPENSATION PLANS

     Effective January 1, 1985, the Bank adopted the 1985 Deferred Compensation Plan, a voluntary unfunded deferred compensation plan which permitted selected key, salaried employees of the Bank to defer receipt of a portion of their annual salaries and bonuses that would otherwise have been paid during a four-year period ended December 31, 1988. The 1985 Deferred Compensation Plan provided participants the opportunity to receive supplemental retirement benefits in an amount determined on the basis of the amount of salary deferred annually over that four-year period and the participant's age at the time of participation. The supplemental retirement benefits will be payable over ten years commencing on the participant's retirement date, except that if the participant dies prior thereto, his or her beneficiaries will receive a death benefit, in lieu of the retirement benefit, over a ten year period. The benefit payments are not subject to any reduction for Social Security benefits or other offset amounts. A total of 19 employees, including Messrs. Langley and Kramer, participated in the 1985 Deferred Compensation Plan.

     The Bank has purchased life insurance on employees participating in the 1985 Deferred Compensation Plan in amounts that, in the aggregate, are expected, on an actuarial basis, to fund all of its future obligations under this plan. The Bank is the owner and sole beneficiary of the life insurance. Thus, no direct allocation of cost is made to any one employee and no amount attributable to the expenses of the 1985 Deferred Compensation Plan is included in the Summary Compensation Table set forth above. Earnings on amounts in each participant's account accrue at an annual fixed rate. It is estimated that, under this Plan, Mr. Langley will receive approximately $127,500 per year over the ten-year period following his retirement, and Mr. Kramer will receive approximately $140,000 per year for ten years following his retirement.

     Under another deferred compensation plan presently in effect, officers and other key employees are entitled, prior to the beginning of each fiscal year, to elect to defer a portion of their annual salary in the upcoming year under annually established unfunded deferred compensation programs designed to provide for each participating employee a supplemental retirement benefit in an amount based on the salary deferred and earnings thereon.

CERTAIN TRANSACTIONS

     The Bank has had, and in the future may have, banking transactions in the ordinary course of its business with directors, principal stockholders and their associates, including the making of loans to directors and their associates. Such loans and other banking transactions are made on the same terms, including interest rates and collateral securing the loans, as those prevailing at the time for comparable transactions with unaffiliated persons. In addition, such loans are made only if they do not involve more than the normal risk of collectibility and do not present other unfavorable features.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Members of the Compensation Committee of the Board of Directors in 2000 were, Richard Galich, William V. Landecena, O. L. Mestad, George Sellers, all of whom are non-employee Directors of the

Company and the Bank, and George E. Langley, the President and Chief Executive Officer of the Company and the Bank.

     Mr. Langley's primary role on the Compensation Committee is to provide input on the performance of the Company's other executive officers and key management employees, and Mr. Langley does not participate in the deliberations, and he does not vote on decisions, regarding his compensation.

     No executive officer of the Company served on the board of directors or compensation committee of any entity which has one or more executive officers serving as members of the Company's Board of Directors or Compensation Committee.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee is responsible for approving, and evaluating the efficacy of, compensation policies and programs for the Bank, which employs all of the Company's executive officers, and for making determinations regarding the compensation of the Company's executive officers, subject to review by the full Board of Directors.

     The following report is submitted by the Compensation Committee members with respect to the executive compensation policies established by the Compensation Committee and approved by the Board of Directors of the Bank and the compensation of executive officers in the fiscal year ended December 31, 2000.

COMPENSATION POLICIES AND OBJECTIVES

     In adopting, and also evaluating the effectiveness of, compensation programs for executive officers, as well as other employees of the Bank, the Compensation Committee is guided by three basic principles:

     - The Company and the Bank must be able to attract and retain highly-qualified and experienced banking professionals with proven performance records.

     - A substantial portion of annual executive compensation should be tied to the Bank's performance, measured in terms of profitability, asset growth and asset quality.

     - The financial interests of the Company's senior executives should be aligned with the financial interests of the stockholders, primarily through stock option grants which reward executives for improvements in the market performance of the Company's common stock.

ATTRACTING AND RETAINING EXECUTIVES AND OTHER KEY EMPLOYEES

     There is substantial competition among banks and other financial institutions and service organizations for qualified banking professionals. In order to retain executives and other key employees, and to attract additional well-qualified banking professionals when the need arises, the Company strives to offer salaries and health care, retirement and other employee benefit programs to its executives and other key employees which are competitive with those offered by other banks and financial services organizations in California.

     In establishing salaries for executive officers, the Compensation Committee reviews (i) the historical performance of the executives; and (ii) available information regarding prevailing salaries and compensation programs at banks and other financial organizations which are comparable, in terms of asset-size, capitalization and performance, to the Bank. Another factor which is considered in establishing salaries of executive officers is the cost of living in Southern California, which generally is higher than in other parts of the country.

CEO COMPENSATION

     The Bank has followed the practice of entering into multi-year employment agreements with its Chief Executive Officer. Such agreements serve to assure continuity in that position and to deter competing banks from attempting to hire away the Bank's Chief Executive Officer.

     In October 2000, the Bank entered into an employment agreement with George Langley, the Company's Chief Executive Officer, which extends his employment until September 30, 2003. See "COMPENSATION OF EXECUTIVE OFFICERS -- Employment Agreements and Change of Control Agreements" for a description of Mr. Langley's compensation under that Agreement. The decision to enter into a multi-year employment agreement with Mr. Langley was based on a number of factors, including the Bank's performance during his tenure as Chief Executive Officer, Mr. Langley's long tenure with the Bank for which he has served as an executive officer since 1976, and the continuity and stability of management that Mr. Langley's retention as Chief Executive Officer provides to both the Company and the Bank.

PERFORMANCE-BASED COMPENSATION

     The Compensation Committee believes that payment of compensation in excess of a senior executive's base salary should be dependent on the level of profitability achieved by the Bank and its comparative performance as measured against the performance of other banking institutions of comparable size in Northern and Southern California ("Peer-Group Banks").

     The Compensation Committee has identified several performance factors which affect a bank's profitability and which the Compensation Committee believes are important to the enhancement of stockholder value. These include asset growth; the quality and collectibility of the Bank's assets, which consist primarily of loans and investment securities; the volume and mix of deposits, which affect the Company's net interest margin or "spread" and also its fee income; and the level of non-interest expense. On the basis primarily of evaluations of the prior year's operations, and economic and market conditions in the Bank's service areas and management reports, at the beginning of each fiscal year the Board of Directors establishes annual performance goals for the Bank in each of these areas, and assigns "weights" to these performance factors in terms of their anticipated impact on the Bank's earnings. The Board of Directors also establishes an earnings goal for the year. A percentage (determined by the Compensation Committee and approved by the Board at the beginning of the fiscal year) of the higher-than-average earnings achieved by the Bank are set aside as a pool from which bonuses are paid. The amount of the bonuses that are paid from that pool, in turn, is based on the extent to which the Bank has achieved or exceeded the goals in each of the performance areas described above and the allocation of the bonuses among Executive Officers and other management employees depends on an assessment by the Compensation Committee of the contribution that they made to the Company's achievement of the performance goals established for the year in question.

     As a result of these performance-based bonus programs, as a general rule executive compensation will be higher and the proportion of each executive's total cash compensation that is represented by incentive or bonus compensation will increase in those years when performance goals are exceeded. Although the Company's earnings increased and its return on average equity and average assets improved in 2000, as compared to 1999, the Bank did not meet all of the 2000 performance goals established by the Compensation Committee and, as a result, bonuses awarded for 2000 were lower than those awarded in 1999.

     The Board of Directors has established a similar incentive plan for the year ending December 31, 2001.

STOCK PROGRAMS

     In order to align the financial interests of senior executives and other key employees with those of the stockholders, the Company grants stock options to its senior executives and other key employees on a periodic basis. Stock option grants reward senior executives and other key employees for performance that results in improved market performance of the Company's stock, which directly benefits all stockholders. Generally, the number of shares included in each stock option grant is determined based on an evaluation of the executive's importance to the future performance of the Company. As a result, as a general rule, the more senior the executive, the greater the number of option shares that are awarded. In addition, the Bank maintains a 401(k) Plan in which all employees, including executive officers, may participate. Under this plan, employees may make contributions which they may elect to have invested in Company common stock. In addition, the Company makes matching contributions of up to 4% of amounts contributed by participants, with shares of Company common stock. Each of the Named Officers participated in this plan in 2000.

                                          Respectfully Submitted,

                                          O.L. Mestad
                                          Richard Galich
                                          William V. Landecena
                                          George Sellers
                                          George E. Langley

                         REPORT OF THE AUDIT COMMITTEE

     The following is the report of the Audit Committee of the Board of Directors.

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2000 with management. The Audit Committee also has discussed with Vavrinek, Trine, Day & Co., LLP, the Company's independent auditors, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committee). In addition, the Audit Committee has received the written disclosures and the letter from Vavrinek, Trine, Day & Co., LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of Vavrinek, Trine, Day & Co., LLP with that firm.

     Based on the Audit Committee's review of the matters noted above and its discussions with the Company's independent auditors and the Company's management, the audit committee recommended to the Board of Directors that the Company's financial statements be included in the Company's Annual Report on Form 10-K.

                                          Respectfully Submitted,

                                          Richard Galich
                                          William V. Landecena
                                          O. L. Mestad
                                          George Sellers
                                          Douglas Tessitor

     Notwithstanding anything to the contrary set forth in the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Reports of the Compensation Committee and the Audit Committee and the performance graph on the following page shall not be incorporated by reference into any such filings.

                              COMPANY PERFORMANCE

     The following graph shows a five-year comparison of cumulative total returns for the Company, the Russell 2000 index and an index of peer group companies published by SNL Securities LC.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                              [PERFORMANCE GRAPH]

                                                 INDEX
                      ------------------------------------------------------------
                      FOOTHILL INDEPENDENT                          SNL LESS THAN
                             BANCORP            RUSSELL 2000       $500 BANK INDEX
                      --------------------      ------------       ---------------
PERIOD ENDING

  12/31/95                   100.00                100.00               100.00
  12/31/96                   158.10                116.49               128.71
  12/31/97                   253.30                142.55               219.41
  12/31/98                   260.87                138.92               200.34
  12/31/99                   231.47                168.45               185.44
  12/31/00                   220.70                163.36               178.90

     The graph above compares the performance of the Company with that of (i) the companies included in the Russell 2000 Index, and (ii) an index, published by SNL Securities L.C. ("SNL"), which is made up of banks and bank holding companies with assets of up to $500 million, the shares of which are traded on the NASDAQ Stock Market.

     The total cumulative return on investment (change in the period-end stock price plus reinvested dividends) for each of the periods for the Company, the Russell 2000 Index and the Peer Group Companies is based on the stock price or index at the end of fiscal 1995.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Vavrinek, Trine, Day & Co., LLP were the Company's independent accountants for the fiscal year ended December 31, 2000. The Audit Committee of the Board recommended, and the Board of Directors has approved, the selection of that firm as the Company's independent accountants for the fiscal year ending December 31, 2001. A representative of Vavrinek, Trine, Day & Co., LLP will attend the meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

     The aggregate fees billed by Vavrinek, Trine, Day & Co., LLP for professional services for the audit of the Company's annual consolidated financial statements and the financial statements of the Bank for the fiscal year ended December 31, 2000 and the review of the consolidated financial statements included in the Company's Forms 10-Q for fiscal 2000 were $84,666.00.

     Vavrinek, Trine, Day & Co., LLP did not provide, and it did not bill and it was not paid any fees for, financial information systems design and implementation services in 2000.

     The aggregate fees billed to the Company for all other services rendered by Vavrinek, Trine, Day & Co., LLP to the Company or the Bank in fiscal 2000, were $42,386.00.

     The Audit Committee has determined that the provision of services, in addition to audit services, rendered by Vavrinek, Trine, Day & Co., LLP and the fees paid therefor in fiscal 2000 were compatible with maintaining Vavrinek, Trine, Day & Co., LLP's independence.

                             SHAREHOLDER PROPOSALS

     The next Annual Meeting of Stockholders of the Company is scheduled to be held on May 14, 2002. In accordance with the Bylaws of the Company, any stockholder desiring to submit a proposal for action at the 2002 Annual Meeting of Stockholders and inclusion in the Company's Proxy Statement for that Meeting must provide the Company with written notice of that proposal by no later than March 15, 2002 and no earlier than February 13, 2002. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, the Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

                                 OTHER MATTERS

     Management is not aware of any other matters to come before the meeting. If any other matter not mentioned in this Proxy Statement is brought before the meeting, the proxy holders named in the enclosed Proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                                          By Order of the Board of Directors

                                          George E. Langley
                                          President

April 3, 2001

     The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 2000 is being mailed concurrently with this Proxy Statement to all stockholders of record as of March 23, 2001. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

     COPIES OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 WILL BE PROVIDED (WITHOUT EXHIBITS) TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, FOOTHILL INDEPENDENT BANCORP, 510 SOUTH GRAND AVENUE, GLENDORA, CALIFORNIA 91741.

                                                                      APPENDIX A

                          FOOTHILL INDEPENDENT BANCORP
                           FOOTHILL INDEPENDENT BANK

                            AUDIT COMMITTEE CHARTER
                            ADOPTED AUGUST 22, 2000

ORGANIZATION

     There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of at least three directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgement as a committee member. Each member shall have a working familiarity with basic finance and accounting practices, and at least one member of the committee shall have accounting or related financial management expertise.

STATEMENT OF POLICY

     The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditor, and the financial management of the corporation.

RESPONSIBILITIES

     In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the audit committee will:

     - Meet at least four times annually, or more frequently as circumstances dictate.

     - Review and update this Charter periodically, at least annually, as conditions dictate.

     - Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

     - Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

     - Review with the independent auditors, the company's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

     - Review the internal audit function of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

     - Receive prior to each committee meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.

     - Review the financial statements contained in the annual report to stockholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders. Any changes in accounting principles should be reviewed.

     - Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

     - Review accounting and financial human resources and succession planning within the company.

     - Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

     - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgement, that is appropriate.

PROXY

                          FOOTHILL INDEPENDENT BANCORP
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 8, 2001

The undersigned hereby nominates, constitutes and appoints Donna Miltenberger, George Sellers and Max Williams, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of FOOTHILL INDEPENDENT BANCORP which the undersigned is entitled to represent and vote at the 2001 Annual Meeting of Stockholders of the Company to be held at The Glendora Country Club, 310 So. Amelia Avenue, Glendora, California, on May 8, 2001, at 4:30 p.m., and at any and all adjournments and postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO COMPLETE, SIGN,
 DATE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

       IMPORTANT - PLEASE SIGN AND ATE ON OTHER SIDE AND RETURN PROMPTLY

- --------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                            YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF THREE WAYS:

1. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                       OR

2. Call TOLL FREE 1-800-840-1208 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       OR

3. To vote by Internet at the Internet address: http://www.proxyvoting.com/foot

                                  PLEASE VOTE

                                                            Please mark your
                                                            votes as this.  [ ]

  THE DIRECTORS RECOMMEND A VOTE FOR THE ELECTION OF THE DIRECTORS NAMED BELOW

                                        FOR all nominees     WITHHOLD AUTHORITY
                                      listed below (except     to vote for all
                                        as marked to the       nominees listed
                                         contrary below)           below
1. ELECTION OF CLASS III DIRECTORS
   FOR A THREE YEAR TERM                     [ ]                    [ ]

   01 Richard Galich, 02 William V. Landecena and 03 O.L. Mestad

   (INSTRUCTIONS: To withhold authority to vote for any nominee, print that nominee's name in the space provided below.)
   ___________________________________________________________________________
2. IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ADJOURNMENT THEREOF.

   By checking the box to the right, I consent to future access of Annual Reports and Proxy Statements via the Internet. I understand that the Company may no longer distribute printed materials to me for any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services, Ridgefield Park, NJ and that costs normally associated with electronic access, such as usage and telephone charges, will be my responsibility. [ ]

   The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders to be held May 8, 2001 and the Proxy Statement furnished with this card.

                                  I will attend the Annual Meeting: [ ]

                                  THE SHARES REPRESENTED BY THIS PROXY WILL BE
                                  VOTED AS DIRECTED BY THE SHAREHOLDER ON THIS
                                  PROXY. WHERE NO DIRECTION IS GIVEN, SUCH
                                  SHARES WILL BE VOTED FOR THE ELECTION AS
                                  DIRECTORS OF THE NOMINEES NAMED ABOVE ON THIS PROXY. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE ON ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

Signature(s)_______________________________________________ Date _________, 2001

Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations, and others signing in a fiduciary capacity should state their full titles as such.
- --------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

                         VOTE BY TELEPHONE OR INTERNET
                          QUICK *** EASY *** IMMEDIATE

         YOUR VOTE IS IMPORTANT! -- YOU CAN VOTE IN ONE OF THREE WAYS:

1. TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day - 7 days a week.

    There is NO CHARGE to you for this call. - Have your proxy card in hand.

    You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form.

OPTION 1: To vote as the Board of Directors recommends on ALL proposals, press 1.

                   WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

OPTION 2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:

          Proposal 1 - To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.

                       To WITHHOLD FOR AN INDIVIDUAL nominee, PRESS 0 and listen to the instructions.

          Proposal 2 - To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

                   WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

          The instructions are the same for all remaining proposals.
                                      or
2. VOTE BY INTERNET: Follow the instructions at the Website Address:
                     http://www.proxyvoting.com/foot
                                      or
3. VOTE BY PROXY CARD: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

   NOTE: If you vote by Internet or telephone, THERE IS NO NEED TO MAIL
         BACK your Proxy Card.

                             THANK YOU FOR VOTING.